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                                                                      EXHIBIT 11

                      SPARTECH CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


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                                         QUARTER ENDED          SIX MONTHS ENDED
                                         -------------          ----------------
                                       APR. 30,     MAY 1,     APR. 30,     MAY. 1,
                                        2005         2004         2005         2004
                                      --------      -------      -------      -------
NET EARNINGS
   Basic net earnings (loss)          $    (80)     $13,519      $ 2,738      $21,225
   Add:  Interest on
    Convertible Securities,
    net of tax                              --        1,569           --          995
                                      --------      -------      -------      -------

   Diluted net earnings               $    (80)     $15,088      $ 2,738      $22,220
                                      ========      =======      =======      =======

WEIGHTED AVERAGE SHARES
 OUTSTANDING
   Basic weighted average common
    shares outstanding                  32,085       32,061       32,143       30,719
   Add:  Shares issuable from
    assumed conversion of
    Convertible Subordinated
    Debentures                              --        4,578           --        1,637
   Add:  Shares issuable from
    assumed exercise of options            212          415          354          412
                                      --------      -------      -------      -------

   Diluted weighted average
    shares outstanding                  32,297       37,054       32,497       32,768
                                      ========      =======      =======      =======


NET EARNINGS (LOSS) PER SHARE

   Basic                              $   (--)      $   .42      $   .09      $   .69
                                      ========      =======      =======      =======
   Diluted                            $   (--)      $   .41      $   .08      $   .68
                                      ========      =======      =======      =======
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